Filed Pursuant to Rule 424(b)(3)
Registration No. 333-275497

Equitable Financial Life Insurance Company of America

Equitable Financial Life Insurance Company

Supplement dated May 1, 2024 to the current prospectus for Structured Investment Option

Available under the Investment Edge® 21.0 variable deferred and index-linked annuity contract

This Supplement modifies certain information in the above-referenced Prospectus (the “Prospectus”) offered by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America (the “Company”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus.

Cap Rate Hold

The Cap Rate Hold, which is described in “Segment Performance Cap Rate Hold” in “Structured Investment Option”, is not currently available.

Please read the Prospectus accordingly.

Catalog No. 800144 (5/24)
IE 21 SIO NB	(#831187)